Exhibit 10.11

Execution Version

SUBORDINATION AGREEMENT

dated
26 June 2025

between

Gebuka AG
Rietlistrasse 12, 6345 Neuheim, Switzerland

as subordinated lender (hereinafter Subordinated Lender)

and

Aebi Schmidt Holding AG
Schulstrasse 4, 8500 Frauenfeld, Switzerland

as debtor (hereinafter Company)

and

UBS Switzerland AG
Bahnhofstrasse 45, 8001 Zurich, Switzerland

as Security Agent and beneficiary, acting for itself (including as creditor of the Parallel Debt) and for the account of all other Secured Parties regarding

the subordination of shareholder loans

Subordination Agreement – Gebuka AG	2

Signatures	23

Subordination Agreement – Gebuka AG	3

RECITALS

(A)	Pursuant to the Facilities Agreement, the Original Lenders have agreed to make available to the Original Borrowers credit facilities in the aggregate amount of USD 600,000,000.

(B)	The Subordinated Lender is a shareholder of the Company.

(C)	The Subordinated Lender as lender and the Company as borrower have entered into the Shareholder Loan Agreements.

(D)
It is envisaged under the Facilities Agreement that, as of the Effective Time, the Subordinated Lender fully subordinates its claims under or in connection with the Shareholder Loan Agreements towards the claims of the Secured Parties. The claims arising from or in connection with the Shareholder Loan Agreements are currently subordinated towards the claims of the finance parties under the Existing Facilities Agreement (the Existing Subordination). Upon the Effective Time, the Existing Subordination will be released and the relevant claims will be subsequently subordinated towards the claims of the Secured Parties under the Facilities Agreement.

(E)
The Security Agent is entitled and duly authorized under the Finance Documents to represent the Secured Parties in its own name on a fiduciary basis and for the account of the Secured Parties for all purposes of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND CONSTRUCTION

(a)	Unless the context otherwise requires or unless otherwise defined herein, capitalised terms and expressions used herein shall have the meaning ascribed to them in the Facilities Agreement.

(b)	In this Agreement:

Agent	has the meaning given to it in the Facilities Agreement.

Agreement	means this subordination agreement including all its present and future Annexes, if any.

Annex	means an annex to this Agreement.

Article 55 BRRD	means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Bail-In Action	means the exercise of any Write-down and Conversion Powers.

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Bail-In Legislation
means (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the "relevant implementing law or regulation" as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

Clause	means a clause of this Agreement.

Company	has the meaning given to it on the cover page of this Agreement.

Discharge Date
means the date on which the Agent confirms in writing that all the Priority Claims have been irrevocably paid and discharged in full and all commitments of the Secured Parties under the Facilities Agreement have expired or been cancelled.

EEA Member Country	means any member state of the European Union, Iceland, Liechtenstein and Norway.

Effective Time	means the point in time on which the Existing Subordination is released pursuant to the Release Agreement.

EU Bail-In Legislation Schedule	means the document described as such and published by the LMA (or any successor person) from time to time.

Existing Facilities Agreement
means the Swiss law governed USD 180,000,000 and EUR 45,000,000 term loan and EUR 165,000,000 revolving credit facilities agreement originally dated 11 November 2021 (as amended from time to time) entered into between, among others, the Company as company, original borrower and original guarantor, Aebi & Co. AG Maschinenfabrik as original borrower, Aebi Schmidt International AG as original borrower, Zürcher Kantonalbank as arranger, agent and original lender, Credit Suisse (Switzerland) Ltd. (now: UBS Switzerland AG) as arranger, security agent and original lender and UBS Switzerland AG as arranger and original lender.

Existing Subordination	has the meaning given to it in Recital (D).

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Facilities Agreement
means the Swiss law governed USD 600,000,000 term loan and revolving credit facilities agreement dated 10 March 2025, between, among others, the Company as company, original borrower and original guarantor, the entities listed in Part I of Schedule 1 as original obligors, UBS Switzerland AG as mandated lead arranger, agent, security agent and original lender, Zürcher Kantonalbank as lead arranger and original lender and the entities listed in Part II of Schedule 2 as original lenders (each term as defined therein).

Finance Documents	has the meaning given to it in the Facilities Agreement.

including	means including without limitation, not delimiting the term(s) to which the word relates to the example(s) thereafter mentioned.

Obligor	has the meaning given to it in the Facilities Agreement.

Parallel Debt	has the meaning given to it in the Facilities Agreement.

Party	means a party to this Agreement.

Permitted Payment	means the payments, receipts and set-offs permitted by Clause 2.3 (Permitted Payments) as long as they are so permitted.

Priority Claims
means any and all claims of the Secured Parties (present and future, actual and contingent) which are (or are expressed to be) payable under or in connection with the Finance Documents against the Company, each as extended (including by way of increase of existing tranches, the making of further advances and/or the increase of pricing and/or principal) or deferred from time to time and in each case as amended, restated, varied, supplemented or novated from time to time, including claims under any guarantees given by the Company under or in connection with the Finance Documents. The Priority Claims shall include (i) any unfunded commitments and any obligations under any initially uncommitted facility under the Facilities Agreement, or any other agreement pursuant to which all or any part of the Priority Claims are replaced or any Parallel Debt claims from the Security Agent, (ii) any present and future liabilities and obligations at any time owed by the Company to the Hedge Counterparties under or in connection with the Hedging Agreements and (iii) any claims in connection with the Finance Documents which are based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

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Release Agreement
means a cancellation and release agreement dated on or around the date of this Agreement to be entered into between the Company, Aebi & Co. AG Maschinenfabrik, Aebi Schmidt International AG, the Subordinated Lender and PCS Holding AG as released parties, Zürcher Kantonalbank as agent and the Security Agent as security agent.

Resolution Authority	means any body which has authority to exercise any Write-down and Conversion Powers.

Secured Parties	has the meaning given to it in the Facilities Agreement.

Security Agent	has the meaning given to it in the Facilities Agreement.

Shareholder Loan Agreements	means the 2015 Shareholder Loan Agreement and the 2018 Shareholder Loan Agreement.

Subordinated Claims
means any and all claims of the Subordinated Lender (present and future, actual and contingent) against the Company under or in connection with the Shareholder Loan Agreements (including principal and interest) as extended (including by way of increase of existing tranches, the making of further advances and/or the increase of pricing and/or principal) or deferred from time to time and in each case as amended, restated, varied, supplemented or novated from time to time, including any other documents replacing in whole or in part, including claims under any guarantees given by the Company under or in connection with the Shareholder Loan Agreements.

Subordinated Lender	has the meaning given to it on the cover page of this Agreement.

Subordination	has the meaning given to it in Clause 2 (Subordination).

Swiss Code of Obligations	means the Swiss Code of Obligations (Schweizerisches Obligationenrecht) dated 30 March 1911, as amended and restated from time to time.

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Swiss Debt Collection Act	means the Swiss Debt Collection and Bankruptcy Act (Bundesgesetz über Schuldbetreibung und Konkurs) dated 11 April 1889, as amended and restated from time to time.

UK Bail-In Legislation
means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Write-down and Conversion Powers
means (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation.

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2015 Shareholder Loan Agreement
means the shareholder loan agreement originally dated 28 July 2015/10 September 2015, as amended and restated from time to time (the last time on or prior to the Transaction Closing Date), amongst others, between the Company as borrower and Gebuka AG as lender relating to a shareholder loan in an amount of CHF 10,000,000.

2018 Shareholder Loan Agreement
means the shareholder loan agreement originally dated 21 June 2018/23 June 2018/27 June 2018, as amended and restated from time to time (the last time on or prior to the Transaction Closing Date), amongst others, between the Company as borrower and Gebuka AG as lender relating to a shareholder loan in an amount of EUR 10,000,000.

(c)
Any reference made in this Agreement to any Finance Document (including this Agreement) or to any other agreement or document (under whatever name) relating to a Finance Document shall be deemed to be references to such Finance Document or such other agreement or document as the same may have been, or may from time to time be, amended, restated, extended or novated or as the parties or persons may accede thereto or withdraw therefrom or as new money facilities may be added, or existing facilities may be cancelled, increased or decreased thereunder.

(d)
Any references made in this Agreement to any person include a reference to any natural or legal person, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality), as well as to any of its successors, permitted assignees and transferees shall be construed so as to include its successors in title, permitted assignees and permitted transferees.

(e)
Unless the context otherwise requires, any references made in this Agreement to the Security Agent shall be read as references to the Security Agent acting for itself (including as a creditor of the Parallel Debt) and for the account of all other Secured Parties.

(f)	The "IG Rating Requirement being satisfied" and similar terms have the same meaning given to them in paragraph (m) of Clause 1.2 (Construction) of the Facilities Agreement.

(g)	In the event of any inconsistency between this Agreement and the Shareholder Loan Agreements, this Agreement shall prevail.

2.	SUBORDINATION

2.1	Declaration of Subordination

The Subordinated Lender herewith undertakes to subordinate (subordinieren) and herewith subordinates, with effect as of the Effective Time, the Subordinated Claims towards the Priority Claims for the period until the Discharge Date, provided that, for the avoidance of doubt, such subordination shall include a postponement of the payment of the Subordinated Claims (Stundung) (the Subordination) and provided further that the Subordination shall not prohibit to make a Permitted Payment.

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2.2	Preservation of Subordinated Claims

(a)
The Subordinated Lender and the Company herewith agree and declare towards and for the benefit of the Security Agent and the other Secured Parties that as of the Effective Time and before the Discharge Date, the Subordinated Claims may not be:

(i)
repaid in full or in part nor otherwise discharged, including by way of a set-off (other than by way of set-off of dividend distributions) (and the Company herewith agrees that it will not accept any repayment or discharge in whatever form);

(ii)	assigned or pledged to any third party other than the Security Agent; or

(iii)	subordinated (einem Rangrücktritt unterstellen) in the sense of article 725b CO,

provided, in each case, that nothing set out in this Agreement shall prohibit the Company to make a Permitted Payment.

(b)
As of the Effective Time, the Company will not enter into, and will ensure that none of its Subsidiaries will enter into, any security agreement securing the Subordinated Claims or any part thereof, and the Subordinated Lender undertakes not to accept such security from the Company or any of the Company's Subsidiaries.

(c)
With effect as of the Effective Time, the Subordinated Lender and the Company undertake to include this clause in any written agreement and instrument issued or entered into in relation to the Subordinated Claims.

2.3	Permitted Payments

(a)
As of the Effective Time, the Company shall not make, and the Subordinated Lender shall not be allowed to demand, receive and/or recover, payments in or towards discharge of the principal of any shareholder loan extended under any Shareholder Loan Agreement (other than by way of set-off of dividend distributions), except if:

(i)
the Leverage Ratio as shown in the last three (consecutive) Compliance Certificates delivered to the Agent in accordance with Clause 24.2 (Provision and content of Compliance Certificate) of the Facilities Agreement was less than 2.50x; or

(ii)	(and for as long as) the IG Rating Requirement is satisfied,

provided that, at the time of the relevant payment, no Event of Default has occurred, or would result from such a payment.

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(b)
Until the occurrence of an Event of Default which is continuing and in respect of which the Agent has served notice of acceleration pursuant to clause 27.17 (Acceleration) of the Facilities Agreement, the Company may pay cash interest under any Shareholder Loan Agreement.

(c)
Upon and after the occurrence of an Event of Default which is continuing and in respect of which the Agent has served notice of acceleration pursuant to clause 27.17 (Acceleration) of the Facilities Agreement, the Company may not make, and the Subordinated Lender may not accept, any payment of cash interest in respect of Subordinated Claims without the prior written consent of the Agent.

2.4	Turnover of Non-Permitted Payments

As of the Effective Time and until the Discharge Date, if the Subordinated Lender receives or recovers any payment in respect of Subordinated Claims which is not a Permitted Payment, the Subordinated Lender shall within three Business Days of such receipt or recovery:

(a)	notify details of that receipt or recovery to the Security Agent; and

(b)
pay an amount equal to any such receipt or recovery (or, where the receipt or recovery is by way of discharge by set-off, an equivalent amount) to the Security Agent for application towards the Priority Claims in accordance with the Finance Documents (or, if so directed by the Security Agent, to the Company).

2.5	Restrictions on enforcement by the Subordinated Lender

(a)
As of the Effective Time and until the Discharge Date, the Subordinated Lender shall not, except with the prior written consent of or as required by the Security Agent, take any enforcement action in relation to any Subordinated Claim other than in relation to a Permitted Payment.

(b)
If the Security Agent is entitled to request the taking of an enforcement action and the Security Agent so requires, the Subordinated Lender will promptly take the relevant enforcement action and apply any proceeds from that enforcement action in accordance with Clause 2.4 (Turnover of Non-Permitted Payments).

2.6	Amendments to Shareholder Loan Agreements

(a)	As of the Effective Time and until the Discharge Date, neither the Subordinated Lender nor the Company shall amend or give any waiver or consent under any Shareholder Loan Agreement.

(b)	Paragraph (a) above does not apply to any amendment, waiver or consent:

(i)	made with the prior written consent of the Security Agent; or

(ii)	which does not have an adverse effect on the rights of the Security Agent and/or the Secured Parties under or the security interest created pursuant to this Agreement.

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3.	SECURITY ASSIGNMENT AND COLLECTION OF MONIES

(a)
The Subordinated Lender hereby agrees to assign and hereby unconditionally assigns the Subordinated Claims to the Security Agent, effective as of the opening of bankruptcy or composition proceedings against or the resolution of liquidation of the Company, as a continuing first ranking security (Sicherungszession) free and clear of any security in favour of third parties, in order to secure the Priority Claims. The Security Agent herewith accepts such assignment. The Company hereby consents to such assignment. The assignment extends to all preference and accessory rights, and to all non-accessory or other rights and claims relating to, or securing, any of the Subordinated Claims.

(b)
The Subordinated Lender hereby undertakes to promptly execute and deliver at its own expense all further instruments (including, any debt acknowledgements (Schuldscheine), if any) and documents, and take all further action, that the Security Agent may reasonably request or that are required as a matter of law, in order to (i) perfect, protect, secure, maintain and enforce the assignment in accordance with paragraph (a) above and (ii) facilitate the exercise of the Security Agent's and Secured Parties' rights and remedies under this Agreement.

(c)
The proceeds resulting from the enforcement of any Subordinated Claims assigned to the Security Agent in accordance with paragraph (a) shall be applied by the Security Agent towards the satisfaction of the Priority Claims in accordance with the relevant provisions of the Finance Documents.

4.	SUBORDINATION ON INSOLVENCY

4.1	Insolvency events

If any corporate action, legal proceedings or other procedure or step is taken after the Effective Time in relation to:

(a)
the opening of bankruptcy proceedings, the suspension of payments, a declaration of insolvency, a moratorium of any indebtedness, winding-up (other than a voluntary winding-up), dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of or in respect of the Company;

(b)	a composition, assignment or arrangement with any creditor of the Company;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or any of its assets; or

(d)	enforcement of any Security over any assets of the Company,

or any analogous procedure or step is taken in any jurisdiction, this Clause 4 shall apply.

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4.2	Filing of claims

(a)	In any of the circumstances mentioned in Clause 4.1 (Insolvency events), until the Discharge Date, the Security Agent may, and is hereby irrevocably authorised on behalf of each Secured Party to:

(i)	demand, claim, enforce and prove for the Subordinated Claims;

(ii)
file claims and proofs, give receipts and take any proceedings in respect of filing such claims or proofs and do anything which the Security Agent considers necessary or desirable to recover the Subordinated Claims; and

(iii)	receive all distributions of the Subordinated Claims for application towards the Priority Claims in accordance with the Finance Documents.

(b)
If and to the extent that the Security Agent is not entitled, or elects not, to take any of the actions mentioned in paragraph (a) above, the Subordinated Lender will do so promptly on request by the Security Agent.

4.3	Distributions

In any of the circumstances mentioned in Clause 4.1 (Insolvency events), until the Discharge Date, the Subordinated Lender will:

(a)
promptly upon receipt pay all amounts received or recovered by it in respect of the Subordinated Claims (including by way of set-off (other than by way of set-off of dividend distributions)) to the Security Agent for application towards the Priority Claims in accordance with the Finance Documents;

(b)
promptly direct the bankruptcy administrator, liquidator, assignee or other person distributing the assets of the Company or their proceeds to pay distributions in respect of the Subordinated Claims directly to the Security Agent; and

(c)	promptly take any action requested by the Security Agent to give effect to this Clause 4.3.

4.4	Voting

(a)	In any of the circumstances mentioned in Clause 4.1 (Insolvency events), until the Discharge Date:

(i)
the Security Agent may, and is hereby irrevocably authorised on behalf of each Secured Party and the Subordinated Lender to, exercise all powers of attending or convening meetings, voting and representation in respect of the Subordinated Claims; and

(ii)	the Subordinated Lender shall promptly execute and/or deliver to the Security Agent such forms of proxy and representation as it may require to facilitate any such action.

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(b)	If and to the extent that the Security Agent is not entitled, or elects not, to exercise a power under paragraph 4.4 above, the Subordinated Lender will:

(i)	exercise that power as the Security Agent directs; and

(ii)	not exercise that power so as to impair the ranking and/or subordination contemplated by this Agreement.

5.	DEFERRAL OF SUBORDINATED LENDER'S RIGHTS

(a)
As of the Effective Time and until the Discharge Date, and unless the Security Agent otherwise directs, the Subordinated Lender will not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement or by reason of any amount being payable, or liability arising under this Clause 5:

(i)	to be indemnified by the Company;

(ii)	to claim any contribution from any guarantor of the Company’s obligations under the Finance Documents;

(iii)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Security Agent and/or any Secured Party;

(iv)
to bring legal or other proceedings for an order requiring the Company to make any payment, or perform any obligation, in respect of which any guarantor has given a guarantee, undertaking or indemnity under or in connection with the Shareholder Loan Agreements;

(v)	to exercise any right of set-off (other than by way of set-off of dividend distributions) against the Company; and/or

(vi)	to claim or prove as a creditor of the Company in competition with any Secured Party.

(b)
If the Subordinated Lender receives any benefit, payment or distribution in relation to such rights which is not a Permitted Payment it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Company under or in connection with the Finance Documents to be repaid in full as agent for the Secured Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with the Facilities Agreement.

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6.	DELIVERY OF DOCUMENTS

(a)	No later than on the date hereof, the Subordinated Lender shall deliver to the Security Agent the following documents (to the extent not already delivered under the Facilities Agreement):

(i)	a copy of each of the Shareholder Loan Agreements;

(ii)	a copy of a certified excerpt from the commercial register relating to the Subordinated Lender, to be accurate, complete and up-to-date on the date hereof;

(iii)	a certified copy of the Subordinated Lender's articles of association, to be accurate, complete and up-to-date on the date hereof; and

(iv)	a copy of a resolution of the board of directors of the Subordinated Lender, inter alia, approving the entry of the Subordinated Lender into and the performance of this Agreement.

(b)	No later than on the Effective Time, the Subordinated Lender shall deliver to the Security Agent the following documents:

(i)	an original of this Agreement, duly executed by the Subordinated Lender; and

(ii)	any and all originals of any acknowledgement of debt (Schuldschein) that exist, as of the Effective Time, relating to the Shareholder Loan Agreements.

(c)
At any time after the Effective Time, the Subordinated Lender shall deliver to the Security Agent promptly upon request an up-to-date and complete list of Subordinated Claims outstanding at the relevant point in time, certified by the Company as being true and correct as of the relevant date.

7.	REPRESENTATIONS AND WARRANTIES

(a)
Without prejudice and in addition to the representations and warranties under the Facilities Agreement, each of the Subordinated Lender and, as applicable, the Company represents and warrants (in each case with respect to itself) to the Security Agent and the other Secured Parties as follows:

(i)	the Subordinated Lender is validly existing and duly incorporated under the laws of its jurisdiction of incorporation;

(ii)
the Subordinated Lender has the capacity and power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, execution, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

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(iii)
subject to the occurrence of the Effective Time the Subordinated Lender is the sole creditor of and has full legal title to the existing Subordinated Claims and the Subordinated Claims are freely assignable;

(iv)
subject to the occurrence of the Effective Time and except to the extent provided for in this Agreement or any other Finance Document, the Subordinated Claims have not been assigned or pledged or otherwise encumbered and are free and clear of any restriction on the ability to encumber, transfer or realise all or any part of it;

(v)
the documents referred to in Clause 6 (Delivery of Documents) are accurate, complete and up-to-date as of the date when they are delivered to the Security Agent in accordance with Clause 6 (Delivery of Documents);

(vi)
the resolution referred to in Clause 6 (Delivery of Documents) has been duly passed, accurately reflects the matters considered and resolutions taken by the respective persons and/or bodies and has not been rescinded or amended;

(vii)
except as delivered to the Security Agent in accordance with Clause 6 (Delivery of Documents), no further acknowledgments of debt (Schuldscheine) are existing and the Subordinated Lender has delivered to the Security Agent any and all existing acknowledgments of debt (Schuldscheine) relating to the Shareholder Loan Agreements;

(viii)	subject to the Legal Reservations, this Agreement constitutes legal, valid and binding obligations that are enforceable against the Subordinated Lender pursuant to its terms;

(ix)
no approval is required to grant a valid, binding and legally enforceable Subordination and all necessary authorisations to enable the Subordinated Lender to enter into this Agreement have been obtained and are, and will remain, in full force and effect;

(x)
there were (A) no shareholders' and no board meetings of the Subordinated Lender or the Company, and (B) no board meetings of the Subordinated Lender or the Company held, called for or planned in which resolutions were or are proposed to be passed that could negatively affect the Subordination or any other rights of the Security Agent and/or the Secured Parties under this Agreement; and

(xi)
the Subordinated Lender is a going concern and neither insolvent nor over-indebted (in the sense of article 725b of the Swiss Code of Obligations) and it has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of the Subordinated Lender, and no receiver, trustee in bankruptcy, administrator or similar office has been appointed in relation to the Subordinated Lender or any of its assets or revenues.

(b)
The representations and warranties set out in paragraph (a) of this Clause 7 (Representations and Warranties) are made as per the date of this Agreement and are deemed to be repeated by the Subordinated Lender and the Company in accordance and at the same times as the Repeating Representations set out in the Facilities Agreement are made.

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8.	UNDERTAKINGS

Unless otherwise provided for in any Finance Document or with the Security Agent's prior written consent and without prejudice and in addition to the undertakings under the Facilities Agreement and in addition to the obligations set out elsewhere in this Agreement, each of the Subordinated Lender and the Company hereby undertakes to the Security Agent and the Secured Parties as of the Effective Time as follows:

(a)
to promptly execute and deliver at its own expense all further instruments and documents, and take all further action, that the Security Agent may reasonably request or that are required as a matter of law, in order to (i) perfect, protect, secure, maintain and enforce the Subordination and any security created under this Agreement, (ii) facilitate the exercise of the Security Agent's and Secured Parties' rights and remedies under this Agreement and (iii) enable the Security Agent and the other Secured Parties to transfer and assign this Agreement or any rights or obligations hereunder in accordance with Clause 13.10 (Transfer and Assignment);

(b)
not to do or permit to be done anything which would adversely affect the priority, ranking, legality, validity or enforceability of the Subordinated Claims or the Subordination created or expressed to be created pursuant to this Agreement;

(c)	not to assign or pledge or otherwise dispose of or encumber the Subordinated Claims;

(d)
to promptly notify the Security Agent of the occurrence of an event of default or potential event of default (however described) under or breach of any of the Shareholder Loan Agreements which has or would have a material adverse effect on validity or enforceability of the Subordinated Claims, or the Subordination created hereunder;

(e)	to notify the Security Agent promptly upon request of the amount of its outstanding Subordinated Claims; and

(f)
to immediately inform in writing persons such as a bankruptcy liquidator or an administrator in case of a moratorium or persons making an attachment of the existence of the rights of the Security Agent and the Secured Parties pursuant to this Agreement.

9.	RELEASE OF THE SUBORDINATION

(a)	The Subordination and any other declarations and obligations of the Subordinated Lender and the Company under or in connection with this Agreement remain valid until the Discharge Date.

(b)
If any payment by the Subordinated Lender in respect of Priority Claims, whereupon the Security Agent or any other Secured Party released the Subordination, is avoided or reduced as a result of insolvency or any similar event, this Agreement, the liability of the Subordinated Lender and the Subordination shall be reinstated and continue as if the payment discharge, avoidance or reduction had not occurred.

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10.	EXCULPATION

The Security Agent shall not be liable for any loss or damage suffered by the Subordinated Lender save in respect of such loss or damage which is suffered as a result of gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Security Agent.

11.	ADDITIONAL SECURED PARTIES; POWER OF ATTORNEY

(a)
The Subordinated Lender acknowledges and agrees that the Security Agent is entering into this Agreement acting for itself (including as creditor of the Parallel Debt) and for the account of all other Secured Parties and that for such purpose upon assignment or transfer of all or any part of the Priority Claims to a new Secured Party such new Secured Party shall automatically become a Secured Party hereunder and any Secured Party which has ceased to be a Secured Party shall automatically cease to be a Secured Party hereunder. The Subordinated Lender further acknowledges and agrees that any person appointed by the Security Agent as its delegate or successor in accordance with any of the Finance Documents shall be a Secured Party hereunder.

(b)
The Subordinated Lender appoints and authorises the Security Agent to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things that the Security Agent may consider to be requisite for carrying out any obligation imposed on the Subordinated Lender under this Agreement or exercising any of the rights conferred on the Security Agent or the Secured Parties by this Agreement or by law, provided that as long as no Event of Default has occurred which is continuing the Security Agent agrees not to take any such step unless the Security Agent would have the right under this Agreement to request the Subordinated Lender to take such step and the Subordinated Lender has failed to take such step within five Business Days or such shorter period as may be reasonably necessary to safeguard the Security Agent's and the other Secured Parties interests, upon receipt of a written notice to such effect.

12.	SECURITY AGENT; RELATIONSHIP AMONG SECURED PARTIES

(a)
Each Secured Party has, and each future Secured Party shall be deemed to have, appointed pursuant to clause 32.1 (Appointment of the Agent and the Security Agent) of the Facilities Agreement the Security Agent as its agent for all purposes of this Agreement and with full power and authority to act as agent for the account of each Secured Party.

(b)	The relationship among the Secured Parties and the relationship between the Security Agent and the Secured Parties shall be governed by the Facilities Agreement.

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(c)
The Parties agree that the Subordinated Lender neither need nor may be concerned with such relationship but shall be entitled to rely on all acts of the Security Agent as being made in accordance with and for the account of all Secured Parties and the Security Agent hereby confirms that each Secured Parties has agreed or will agree that it will act through the Security Agent for all purposes of this Agreement.

13.	MISCELLANEOUS

13.1	Contractual Recognition of Bail-In

(a)
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(i)	any Bail-In Action in relation to any such liability, including (without limitation):

(1)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(2)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(3)	a cancellation of any such liability; and

(ii)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(b)
The Parties further agree that upon the taking of any Bail-In Action by a relevant Resolution Authority, any liability of a Party to another Party under the Finance Documents shall, as a matter of contract as between the Parties, be reduced, converted, cancelled, or suspended (and that any term of this Agreement shall be varied) in such manner as it is expressed to be pursuant to such Bail-In Action.

13.2	Designation as Finance Document

The Parties acknowledge and agree that this Agreement shall be considered a Finance Document.

13.3	No Waiver

No failure or delay by the Security Agent or any other Secured Party in exercising any right, power or privilege granted under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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13.4	Taxes, Costs and Expenses

All taxes, costs, fees and expenses (including legal fees) arising out of or in connection with the perfection, maintenance, protection and enforcement of the security created under this Agreement or the exercise of any of the Secured Parties' rights granted under this Agreement shall be borne by the Parties in accordance with the Facilities Agreement.

13.5	Notices

(a)
All notices or other communications to be given to the Agent or the Company under or in connection with this Agreement shall be made in accordance with clause 37.1 (Notices) of the Facilities Agreement.

(b)	All notices or other communications to be given to the Subordinated Lender under or in connection with this Agreement shall be made to the following address:

Gebuka AG
Rietlistrasse 12
6345 Neuheim
Switzerland
E-Mail: REDACTED
Attention: Dr. Gero Büttiker
with a copy to the Company.

13.6	Amendments

This Agreement (including this Clause 13.6) may only be modified or amended in writing.

13.7	Severability

If at any time any or more of the provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any relevant jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions of this Agreement. The Parties shall, acting in good faith, replace such illegal, invalid or unenforceable provision with a provision which comes as close as possible to the purpose of this Agreement.

13.8	Confidentiality, Disclosure of Confidential Information and Banking Secrecy Waiver

The provisions of clause 42 (Confidentiality, Disclosure of Confidential Information and Swiss Banking Secrecy Waiver) of the Facilities Agreement shall be incorporated by reference into and apply mutatis mutandis to this Agreement.

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13.9	Immediate Recourse; Independent Security

(a)
The Subordinated Lender waives any right it may have of first requiring the Security Agent or any other Secured Party (or any trustee or agent on behalf of any of them) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Agreement. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

(b)
In the event the Subordination and security assignment provided under this Agreement has been granted together with any other security for the Subordinated Claims, the Subordination and security assignment shall be considered an additional and independent security in that the Security Agent or the Secured Parties are entirely free to realize any other security prior to the enforcement hereunder, but are also entitled to the enforcement hereunder prior to the realisation of any other security granted to them.

13.10	Transfer and Assignment

(a)	The Company and the Subordinated Lender may not transfer or assign this Agreement or any rights or obligations hereunder without the prior written consent of the Security Agent.

(b)
The Security Agent may transfer and assign this Agreement or any rights or obligations hereunder without the consent of the Subordinated Lender to any person or entity that is appointed as successor security agent under the Finance Documents.

13.11	Set-off

The Subordinated Lender shall not have the right to offset any payment obligation owed under any of the Finance Documents with any claim against any of the Secured Parties.

13.12	Counterparts

This Agreement may be signed and delivered in any number of counterparts, and this has the same effect as if the signature on the counterparts were on a single copy of this Agreement.

13.13	Governing Law

This Agreement shall be governed by and construed in accordance with the substantive law of Switzerland, under the exclusion of the Swiss international conflict of law rules.

13.14	Jurisdiction

(a)
The exclusive jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be with the courts of the city of Zurich (Zurich 1), Switzerland.

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(b)
Notwithstanding paragraph (a) above, the Security Agent and the other Secured Parties shall not be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the fullest extent permitted by applicable law, the Security Agent and the other Secured Parties may take concurrent proceedings in any number of jurisdictions.

Signatures on the next pages

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SIGNATURES

Gebuka AG
as Subordinated Lender
/s/ Dr. Gerold Büttiker
Name: Dr. Gerold Büttiker	Name:
Title: Chairman	Title:

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Aebi Schmidt Holding AG
as Company
/s/ Barend Fruithof	/s/ Thomas Schendirch
Name: Barend Fruithof	Name: Thomas Schendirch
Title: CEO	Title: Head Strategy

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UBS Switzerland AG
as Security Agent

acting in its own name and on its own behalf and as Security Agent in its own name but as fiduciary on behalf of each other Secured Party
/s/ Anja Manella	/s/ David Bieber
Name: Anja Manella	Name: David Bieber
Title: Executive Director	Title: Director

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